Exhibit 24(a)




                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 20, 1996, in the Registration Statement (Form S-4, to be filed November 22, 1996) and related Prospectus of City Holding Company for the registration of 481,000 shares of its common stock.



                                                  /s/ Ernst & Young LLP

Charleston, West Virginia
November 22, 1996